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                                                                 Exhibit 99.1

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CONTACT:

Debra L. Nelson
Ibis Technology Corporation
(978) 777-4247

FOR IMMEDIATE RELEASE:
----------------------

                    IBIS TECHNOLOGY CORPORATION COMPLETES
       EQUIPMENT SALE TO A LEADING DOMESTIC SEMICONDUCTOR MANUFACTURER
            IN A TRANSACTION VALUED AT APPROXIMATELY $8 MILLION

DANVERS, MA -- January 27, 1999 -- Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer of high current oxygen implanters and supplier of SIMOX-SOI (Separation by IMplantation of OXygen / Silicon-On-Insulator) wafers to semiconductor manufacturers, today announced that it has completed the sale of two Ibis 1000 implanters to a leading domestic semiconductor manufacturer in a transaction valued at approximately $8 million.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, commented: "We are very pleased with the continued commitment to our SIMOX-SOI technology. We believe that the sale of these two additional Ibis 1000 implanters represents significant progress in establishing SIMOX-SOI as an industry standard and suggests that the technology may also be adopted by other leading semiconductor manufacturers to remain competitive. We anticipate that these two implanters will be delivered by the third quarter of 1999.

"The significance of SIMOX-SOI is that it offers designers and manufacturers of semiconductor integrated circuits unique features in terms of performance. The benefits of SIMOX-SOI are ideally suited to devices requiring low power consumption and high speed performance. The growth of markets for such devices, along with the challenges of low voltage operation and continued device scaling, have brought SIMOX-SOI, as well as other technologies such as copper and silicon germanium, to the forefront of these applications. The January 1999 issue of IEEE Spectrum magazine listed silicon on insulator as a highlight for 1999 and indicated that major obstacles have been removed to the mass production of integrated circuits on SOI wafers resulting in the same yield as bulk silicon. The article also stated that SOI can improve circuit performance by up to 35 percent, or alternatively, performance can be kept the same and power reductions of up to 66 percent may be achieved. We believe that the recent announcements signal that the commercial phase of SIMOX-SOI adoption is in progress, and will grow over the next two years. The September 1998 Electronic Materials Report stated 'the SOI wafer business will likely become a billion dollar segment of the future silicon wafer market.'

"These are exciting and challenging times for both our industry and our Company. We look forward to working with our customers to further expand the industry's acceptance of SIMOX-SOI technology and continuing the efforts to move into mainstream commercial production."

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     Ibis Technology Corporation   32 Cherry Hill Drive  Danvers, MA 01923
         Telephone (978) 777-4247 or (978) 777-IBIS  Fax (978) 777-6570


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IBIS TECHNOLOGY CORPORATION
January 27, 1999
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Ibis Technology Corporation is an advanced materials company which manufactures Ibis 1000 high current oxygen implanters and supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on conventional bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, the impact of the Year 2000 issue; product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at: http//www.ibis.com

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     Ibis Technology Corporation   32 Cherry Hill Drive  Danvers, MA 01923
         Telephone (978) 777-4247 or (978) 777-IBIS  Fax (978) 777-6570